Akerman LLP

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September 25, 2019

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Re:       Post-Effective Amendment No. 1 to the Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Lazydays Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 1,900,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), that may be issued in connection with acquisitions by the Company of assets, businesses, or securities.

In connection with this opinion letter, we have examined, considered and relied upon the Registration Statement and copies of such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

With your permission, we have made and relied upon the following assumptions, without any investigations or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

September 25, 2019 Page 2

Upon adoption by the Board of Directors (or a duly authorized committee thereof) of the Company of a resolution in form and content as required by applicable law authorizing the acquisition transaction pursuant to which the Shares are to be issued and the related issuance and sale of the Shares and assuming that (a) the Registration Statement and any required post-effective amendments thereto and any and all prospectus supplements required by applicable laws have all become effective under the Securities Act, and (b) the Shares are issued, delivered and paid for with adequate consideration (not less than the par value of the Shares) in accordance with the Registration Statement, any applicable prospectus supplement and the terms of the definitive agreement governing the issuance of such Shares, the Shares of Common Stock being issued will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States and the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Akerman LLP
AKERMAN LLP